Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

The undersigned, David West Griffin, Chief Financial Officer of XXI (Bermuda) Limited (the "Company"), hereby certifies that the Company’s Annual Report on Form 10-K for the period ended June 30, 2010 (the "Report") (1) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: September 8, 2010
/S/ DAVID WEST GRIFFIN
David West Griffin
Chief Financial Officer